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                                                                   EXHIBIT 3.4









                                   FORM OF

                              STOCK CERTIFICATE






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                                    SPECIMEN

                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE

     NUMBER                                                            SHARES


                                     COMMON


                   HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                    TOTAL AUTHORIZED ISSUE 60,000,000 SHARES

        50,000,000 COMMON SHARES                   10,000,000 PREFERRED SHARES
    WITH A PAR VALUE OF $0.001 EACH              WITH A PAR VALUE OF $0.001 EACH

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS
 THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
      OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCE AND/OR RIGHTS.


This is to Certify that__________________________________________is the owner of
________________________________________________________________fully paid and non-assessable COMMON shares of HEARTLAND COMMUNICATIONS & MANAGEMENT, INC. transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney upon surrender of this certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


                                   [SEAL]

             SECRETARY                                   PRESIDENT